POWER OF ATTORNEY
I hereby constitute and appoint Marc S. Levin, M.
Jean Hardman, Pamela W. Fletcher, Shawn G. Lisle and
Laura L. Aossey, or any one of them, as my true and lawful attorneys-in-fact to (i) complete Securities and Exchange
Commission Forms 3, 4, and 5, with respect to my ownership of Dana Corporation equity securities, based on the information that I may furnish to them from time to time;
(ii) execute all such completed Forms for and on my behalf; and (iii)file all such completed Forms with the Securities and Exchange Commission and if applicable, any exchange on which Dana equity securities are listed, all in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder.
I acknowledge that the foregoing persons, in serving as my attorneys-in-fact hereunder, do not assume any of the obligations or liabilities that are imposed on me by
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.
This Power of Attorney shall remain in full force and effect until such time as I deliver a written revocation hereof to the foregoing attorneys-in-fact, or any one of them.
IN WITNESS WHEREOF, I have executed this Power of
Attorney this 22 day of May, 2007.

/s/ Thomas R. Stone